EXHIBIT 4(c)

TRANSFER DEED
31 OCTOBER 2014
Between PPL WW HOLDINGS LIMITED the Company and WESTERN POWER DISTRIBUTION LIMITED the New Borrower and MIZUHO BANK, LTD. the Facility Agent

A L L E N  &  O V E R Y

Allen & Overy LLP

0106451-0000001 BK:28836324.6

CONTENTS

Clause	Page

1	Interpretation	1
2	Transfer	1
3	Miscellaneous	2
4	Governing Law	2
5	Jurisdiction	2

Signatories		3

THIS TRANSFER DEED is entered into as a deed on 31 October 2014 and is made

BETWEEN:

(1)	PPL WW HOLDINGS LIMITED (registered number 04267536) (the Company);

(2)	WESTERN POWER DISTRIBUTION LIMITED (registered number 09223384) (the New Borrower); and

(3)	MIZUHO BANK, LTD. as Facility Agent (the Facility Agent).

1.	INTERPRETATION

1.1	Definitions

Iin this Deed:

Agreement means the £210,000,000 Multicurrency Revolving Facility Agreement dated 21 December 2012 between, amongst others, the Company and the Facility Agent.

Party means a party to this Deed.

1.2	Construction

(a)	Capitalised terms defined in the Agreement have the same meaning in this Deed, unless given a different meaning in this Deed.

(b)
The provisions of clause 1.2 (Construction) and clause 1.3 (Currency symbols and definitions) of the Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Agreement are to be construed as references to this Deed.

1.3	Third Party rights

Unless otherwise indicated a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 (or any other applicable law) to enforce any term of this Deed.

2.	TRANSFER

2.1
Pursuant to clause 28.1 (Assignments and transfer by the Borrower) of the Agreement as the transfer to the New Borrower is to effect a Permitted Reorganisation, the Lenders (as such terms are defined in the Agreement) are not required to give their consent to the Company being replaced by the New Borrower and to the amendments to the Agreement contemplated by this Deed.

2.2	On the date of this Deed:

(a)	the Company (in its capacity as Borrower) and each Finance Party will be released from their respective obligations to each other under the Agreement (the discharged obligations);

(b)
the New Borrower and each Finance Party will assume obligations towards each other which differ from the discharged obligations only to the extent that they are owed to or assumed by the New Borrower instead of the Company;

(c)	the rights under the Agreement of:

(i)	the Company against each Finance Party; and

(ii)	each Finance Party against the Company,

(together, the discharged rights) will be cancelled; and

(d)
the New Borrower and each Finance Party will acquire rights against each other which differ from the discharged rights only to the extent they are exercisable by or against the New Borrower instead of the Company.

2.3
With effect from the date of this Deed all references to the Company in the Finance Documents will be construed as references to the New Borrower.  All other provisions of the Agreement shall continue in full force and effect and this Deed shall be construed and read as one with the Agreement.

3.	REPRESENTATIONS

On the date of this Deed, the New Borrower makes those representations referenced in clause 17.21.2 of the Agreement by reference to the facts and circumstances in existence on the date of this Deed.

4.	MISCELLANEOUS

(a)	Any communication in respect of this Deed must be in writing. Contact details for each Party are set out under each Party’s signature block below.

(b)	This Deed is a Finance Document.

(c)	This Deed may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the agreement

(d)	The Facility Agent shall hold the benefit of this Deed upon trust for itself and the Lenders.

5.	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

6.	JURISDICTION

The English courts have exclusive jurisdiction to settle any dispute including a dispute relating to non-contractual obligation arising out of or in connection with this Deed and the Parties submit to the exclusive jurisdiction of the English courts.

IN WITNESS whereof this Deed has been duly executed by the Parties on the day and year first above written.

SIGNATORIES

Company

EXECUTED as a DEED	)
by PPL WW HOLDINGS LIMITED	)
acting by	)	………………………………………
Director

In the presence of:

Witness's Signature:	………………………………………
Name:	………………………………………
Address:	………………………………………

Company contact details:
Address:	Avonbank,
Feeder Road,
Bristol BS2 0TB
Fax number:	01179 332 108
Phone number:	01179 332 354

New Borrower

EXECUTED as a DEED	)
by WESTERN POWER DISTRIBUTION LIMITED	)
acting by	)	………………………………………
Director

In the presence of:

Witness's Signature:	………………………………………
Name:	………………………………………
Address:	………………………………………

New Borrower contact details:
Address:	Avonbank,
Feeder Road,
Bristol BS2 0TB
Fax number:	01179 332 108
Phone number:	01179 332 354

Facility Agent

EXECUTED as a DEED	)
by MIZUHO BANK, LTD.	)
acting by	)	………………………………………
Director

In the presence of:

Witness's Signature:	………………………………………
Name:	………………………………………
Address:	………………………………………

Facility Agent contact details:
Address:	Bracken House
One Friday Street
London EC4M 9JA